Exhibit 4.3

EXECUTION VERSION

THE WALT DISNEY COMPANY

OFFICER’S CERTIFICATE

ESTABLISHING THE FLOATING RATE NOTES DUE 2022

Dated: September 6, 2019

Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of March 20, 2019 (the “Indenture”), among The Walt Disney Company, a Delaware corporation (the “Company”), TWDC Enterprises 18 Corp., a Delaware corporation, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), the undersigned, Jonathan S. Headley, the Senior Vice President, Treasurer and Corporate Real Estate of the Company, hereby certifies on behalf of the Company as follows:

(1) Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of Note (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

(2) Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of the form and terms of the Notes have been complied with.

(3) Form of Notes.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto, which is incorporated by reference herein.

(b) On the date hereof, the Company shall execute and the Trustee shall authenticate and deliver initial notes in the form of Global Notes (as defined below) that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary, pursuant to the Depositary’s instructions, or held by the Trustee as Global Note Custodian (the “Global Note Custodian”).

(c) The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Global Note Custodian.

(4) Terms. The terms of the Notes shall be as follows and as set forth in the form of Note attached hereto as Exhibit A, and the terms and provisions set forth in the form of Note attached hereto as Exhibit A are hereby incorporated by reference in, and made a part of, this Officer’s Certificate as if set forth in full herein; provided that, in the event of any conflict between the terms set forth in this Officer’s Certificate or the Indenture and the terms set forth in the form of Note attached hereto as Exhibit A, the terms set forth in such form of Note shall govern:

(a) Title. The title of the series of Securities is the “Floating Rate Notes due 2022” (the “Notes”).

(b) Aggregate Principal Amount; Additional Notes. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6 and 9.5 of the Indenture, or (ii) which pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $500,000,000. The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (as defined below) (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

(c) Registered Securities in Definitive or Book-Entry Form; Global Notes; Depositary. The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

(d) Maturity Date. The Notes will mature on September 1, 2022 (the “Maturity Date”).

(e) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

(i) Rate of Interest; Interest Payment Dates; Persons to Whom Interest Is Payable. The Notes will bear interest at the rate per annum equal to three-month LIBOR plus 39 basis points, accruing from September 6, 2019 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, reset quarterly, as described in the form of Note attached hereto as Exhibit A. The calculation of the interest rate on the Notes will be made by Citibank, N.A. (or any successor thereto), as “calculation agent”. The Company will pay interest on the Notes quarterly

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in arrears on December 1, March 1, June 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on December 1, 2019, subject to adjustment if any such date is not a Business Day (as defined below), and at maturity, as described in the form of Note attached hereto as Exhibit A, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on November 17, February 15, May 18 or August 18, as the case may be, immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”) (whether or not any such Regular Record Date is a Business Day); provided, however, that interest payable at maturity of the Notes shall be payable to the persons to whom principal shall be payable. Accrued interest will be calculated by multiplying the face amount of each Note by an accrued interest factor, as described in the form of Note attached hereto as Exhibit A. The accrued interest factor will be computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last Interest Payment Date, to the date for which accrued interest is being calculated. The “interest factor” for each day will be computed by dividing the interest rate applicable to that day by 360. The “interest reset period” applicable to the Notes will be quarterly and the “interest reset dates” will be December 1, March 1, June 1 and September 1 of each year, commencing on December 1, 2019, subject to adjustment if any such date is not a Business Day, as described in the form of Note attached hereto as Exhibit A. The interest rate on the Notes will be reset on each interest reset date, beginning with the interest reset date falling in December 2019. The interest rate in effect with respect to a Note on each day that is not an interest reset date will be the interest rate determined as of the LIBOR Interest determination date (as defined in the form of Note attached hereto as Exhibit A) pertaining to the immediately preceding interest reset date, and the interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the LIBOR Interest determination date pertaining to that interest reset date, subject in either case to applicable provisions of law. LIBOR will be calculated, and, if necessary, replaced as set forth in the form of Note attached hereto as Exhibit A.

(ii) Accrual of Interest. The Notes will bear interest from the Original Issue Date at the rate per annum set forth above, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for on the Notes) to but excluding the Interest Payment Date or Maturity Date, as the case may be.

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(f) Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place of Payment. New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined in the form of Note attached hereto as Exhibit A) and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on the Notes (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of the Notes if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if the Notes are represented by a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on the Notes shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

(ii) Registration of Exchange and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depositary and its direct and indirect participants. Owners of beneficial interests in Global Notes will not be considered the Holders of such Notes under the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described in the form of Note attached hereto as Exhibit A where Notes may be presented for registration of transfer.

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(iii) Notices to Company. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at each of The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Legal Department and The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Treasurer.

(g) No Optional Redemption. The Notes will not be subject to redemption at the Company’s option.

(h) Sinking Fund. The Notes will not be subject to any sinking fund or analogous provision.

(i) Denominations. The Notes are issuable in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof.

(j) Paying Agent, Transfer Agent, Authenticating Agent, Securities Registrar; Register of Securities. The Company has appointed the Paying Agent as a transfer agent, an authenticating agent and a Registrar for the Notes in New York, New York; provided that the Company shall have the right to appoint a replacement for such Person to serve in any such capacity as provided in the Indenture, and to appoint one or more additional Paying Agents, transfer agents, authenticating agents and Registrars as provided in the Indenture. The register of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Paying Agent.

(k) Notices. The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

(l) Certain Definitions. Any reference herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; and any reference herein to a “Business Day,” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America. All capitalized terms used in this Officer’s Certificate and not defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A or, if not defined in such form of Note, in the Indenture.

*    *    *

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The undersigned, for herself or himself, states that she or he has read and is familiar with the covenants and conditions of Article II of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of a form of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that she or he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by her or him in this Certificate are based upon such familiarity; and that, in her or his opinion, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and in her or his opinion, such covenants and conditions have been complied with.

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IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company as of the date first written above.

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: Senior Vice President, Treasurer and Corporate Real Estate

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Exhibit A

FORM OF FLOATING RATE NOTE DUE 2022

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

PRINCIPAL AMOUNT:

$

NO. R-

CUSIP: 254687FH4

ISIN: US254687FH41

THE WALT DISNEY COMPANY

FLOATING RATE NOTES DUE 2022

The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                dollars ($                 ) on September 1, 2022 (the “Maturity Date”) and to pay interest thereon from September 6, 2019 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears in equal installments on December 1, March 1, June 1 and September 1 of each year, subject to adjustment as provided below (each, an “Interest Payment Date”), commencing on December 1, 2019, at a rate per annum initially equal to three-month LIBOR (as defined on the other side of this Note) plus 39 basis points and reset (as provided on the other side of this Note) on each December 1, March 1, June 1 and September 1 (each, an “Interest Reset Date”) after the Original Issue Date until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the other side of this Note), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding November 17, February 15, May 18 or August 18 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined on the other side of this Note)), next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shall be payable to the Person to whom the principal shall be payable.

If any Interest Reset Date for this Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding day that is a Business Day, except that if the Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding day that is a Business Day. If any Interest Payment Date (other than an interest payment date occurring on the Maturity Date) falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that, if the Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day (in each case, resulting in a corresponding adjustment to the number of days in the applicable interest period). If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after such maturity.

Accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from Original Issue Date, or from the last Interest Payment Date, to the date for which accrued interest is being calculated. The “interest factor” for each day is computed by dividing the interest rate applicable to that day by 360. All percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all amounts used in or resulting from the calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation of the interest rate on this Note will be made by Citibank, N.A., as “calculation agent.” If at any time the Trustee (as defined on the other side of this Note) is not the calculation agent, the Company will notify (or cause the calculation agent to notify) the Trustee of each determination of the interest rate promptly after the determination is made by any successor calculation agent. Any such calculation by the calculation agent shall be conclusive and binding on the Company, the Guarantor (as defined on the other side of this Note), the Trustee and the Holder absent manifest error. The “calculation date,” where applicable, pertaining to any LIBOR Interest determination date (as defined on the other side of this Note) is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after the LIBOR Interest determination date, or, if any such day is not a business day, the next succeeding business day and (b) the business day preceding the applicable Interest Payment Date or Maturity Date, as the case may be. Upon the request of the Holder, the Trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to the Notes. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All payments of principal of, premium (if any), and interest on, the Notes will be payable in the coin or currency of the United States of America.

New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined on the other side of this Note) of the Paying Agent currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth on the other side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely in its capacity as Trustee.

By:
Authorized Signatory

Floating Rate Notes due 2022

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its Floating Rate Notes due 2022 (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of March 20, 2019 (herein called the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware Corporation, as guarantor and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, each Guarantor, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The interest rate in effect with respect to the Notes on each day that is not an Interest Reset Date will be the interest rate determined as of the LIBOR Interest determination date (as defined below) pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the LIBOR Interest determination date pertaining to that Interest Reset Date, subject in either case to applicable provisions of law.

“LIBOR” means the rate determined by the calculation agent (as defined below) in accordance with the following provisions:

(a) With respect to a LIBOR Interest determination date, LIBOR will be the three-month rate for deposits in U.S. dollars, commencing on the second London business day immediately following that LIBOR Interest determination date, that appears on the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars (the “LIBOR Page”) as of 11:00 A.M., London time, on that LIBOR Interest determination date.

(b) If the rate referred to in subparagraph (a) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such LIBOR Interest determination date, LIBOR will be determined as follows:

1)

Except as provided in clause (2) below, the calculation agent will select (after consultation with the Company) four major reference banks in the London interbank market and will request the principal London office of each of those four selected banks to provide the calculation agent with such bank’s quotation of the rate at which three-month U.S. dollar deposits, commencing on the second London business day immediately following such LIBOR Interest determination date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest determination date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time.

a.	If at least two such quotations are provided, then LIBOR for such LIBOR Interest determination date will be the arithmetic mean of such quotations.

b.

If fewer than two quotations are provided, then LIBOR for such LIBOR Interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the City of New York on such LIBOR Interest determination date by three major banks (which may include one or more of the underwriters or their affiliates) in the City of New York selected by the calculation agent (after consultation with the Company) for three-month U.S. dollar loans, commencing on the second London business day immediately following such LIBOR Interest determination date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest determination date.

2)

Notwithstanding clause (1) above, if the Company or its Designee (as defined below) determine on or prior to the relevant LIBOR Interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to LIBOR, then the provisions set forth below under the heading “Effect of Benchmark Transition Event”, which is referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the margin specified in this prospectus supplement.

Effect of Benchmark Transition Event:

If the Company (or its designee, which may be the calculation agent only if the calculation agent consents to such appointment in its sole discretion with no liability therefor, a successor calculation agent, or such other designee of the Company (any of such entities, a “Designee”)) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

“Benchmark” means, initially, three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then- current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the margin specified in this prospectus supplement.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three- month LIBOR, 11:00 A.M. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not three-month LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“LIBOR Interest determination date” means the second London business day preceding each Interest Reset Date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. Amendments may also be made in connection with Benchmark Transition Events without the consent of the Holders of the Notes, as described in this Note. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and any Guarantor and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Guarantor and the Trustee with the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities). The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series to, by written consent, waive compliance by the Company or any Guarantor with any provision of the Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article VIII of the Indenture and the guarantee release provisions in Article XII of the Indenture, of the Indenture, shall alter or impair the obligations of the Company or any Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Citibank, N.A., acting through its Corporate Trust Office currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, will initially act as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

THE INDENTURE (INCLUDING THE GUARANTEES) AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THE INDENTURE (INCLUDING THE GUARANTEES) OR THIS NOTE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or its Treasurer or any Assistant Treasurer.

THE WALT DISNEY COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.